                                                                       EXHIBIT 1

                                                         WF&G DRAFT: 6/26/97
                                                         -------------------

                                2,224,860 SHARES

                           BALLANTYNE OF OMAHA, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                   June __, 1997

COWEN & COMPANY
PRUDENTIAL SECURITIES INCORPORATED
 As Representatives of the several Underwriters

c/o Cowen & Company
 Financial Square
 New York, New York 10005

Dear Sirs:

        1.  Introductory.  The selling shareholders named in Schedule B hereto
            ------------
(collectively, the "Selling Shareholders") propose to sell, pursuant to the terms of this Agreement, to the several underwriters named in Schedule A hereto (the "Underwriters," or, each, an "Underwriter"), an aggregate of 2,224,860 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Ballantyne of Omaha, Inc., a Delaware corporation (the "Company"). The aggregate of 2,224,860 shares so proposed to be sold is hereinafter referred to as the "Firm Stock." One of the Selling Shareholders, ARC Ice Corp., a Delaware corporation ("ARC Ice"), also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 4 hereof, up to an additional 333,729 shares of Common Stock (the "Optional Stock"). The Firm Stock and the Optional Stock are hereinafter collectively referred to as the "Stock." Cowen & Company ("Cowen") and Prudential Securities Incorporated ("Prudential") are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives."

        2.  Representations and Warranties of the Company, ARC Ice, Canrad
            --------------------------------------------------------------
Delaware and ARC.  Each of the Company, ARC Ice, Canrad of Delaware Inc., a
----------------
Delaware corporation ("Canrad Delaware"), and ARC International Corporation, an Ontario corporation ("ARC"), represents and warrants to, and agrees with, the several Underwriters that:

                (a) The Company has complied with and meets the requirements for the use of Form S-3, and a registration statement on Form S-3 (File No. 333-27779) in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective with respect to the Stock, including any preeffective prospectuses included as part of the registration statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, copies of which (including all documents incorporated by reference therein) have heretofore been delivered to you, has been carefully prepared, on behalf of the Company, by ARC Ice, Canrad Delaware and ARC in conformity with the requirements of the Securities Act and has been filed with the Commission under the Securities Act; one or more amendments to such registration statement, including in each case an amended preeffective prospectus, copies of which amendments (including all documents incorporated by reference therein) have heretofore been delivered to you, have been so prepared and filed. The term "Registration Statement" as used in this Agreement means the registration statement (including all documents incorporated by reference therein) as amended by any post-effective amendment filed and declared effective before the offering of the Stock (including a registration statement (if any) filed pursuant to Rule 462(b) under the Securities Act, all financial statements and exhibits and the information, if any, contained in a prospectus that is deemed to be a part of the registration statement at the time of its effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act). The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or (A) if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Securities Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, the term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b) and (B) if prospectuses that meet the requirements of Section 10(a) of the Securities Act are delivered pursuant to Rule 434 under the Securities Act, then (i) the term "Prospectus" as used in this Agreement means the "prospectus subject to completion" (as such term is defined in Rule 434(g) under the Securities Act) as supplemented by (a) the addition of Rule 430A information or other information contained in the form of prospectus delivered pursuant to Rule 434(c)(2) under the Securities Act or (b) the information contained in the abbreviated term sheets described in Rule 434(c)(3) under the Securities Act and (ii) the date of such prospectuses shall be deemed to be the date of the abbreviated term sheets. The term "Preeffective Prospectus" as used in this Agreement means the prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, and as such prospectus shall have been amended from time to time prior to the date of the Prospectus. Any reference herein to any Preeffective Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Form S-3 under the Securities Act, as of the date of such Preeffective Prospectus or Prospectus, as the case may be, and any reference to any amendment or supplement to any Preeffective Prospectus or Prospectus, as the case may be, and any reference to any amendment or supplement to any Preeffective Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and so incorporated by reference.

                (b) The Commission has not issued or threatened to issue any order preventing or suspending the use of any Preeffective Prospectus, and, at its date of issue, each Preeffective Prospectus conformed in all material respects with the requirements of the Securities Act and did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and, when the Registration Statement becomes effective and at all times subsequent thereto up to and including the Closing Dates, the Registration Statement and the Prospectus and any amendments or supplements thereto contained and will contain all material statements and information required to be included therein by the Securities Act and conformed and will conform in all material respects to the requirements of the Securities Act and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations, warranties and agreements shall not apply to information contained in or omitted from any Preeffective Prospectus or the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter, directly or through you, specifically for use in the preparation thereof; there is no franchise, lease, contract, agreement or document required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the Registration Statement are accurate and complete descriptions of such documents in all material respects.

                (c) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as set forth or contemplated in the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, nor entered into any transactions not in the ordinary course of business, and there has not been any material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole, or, except for the exercise of outstanding options or warrants described in the Prospectus, any change in the capital stock, short-term or long-term debt of the Company and its subsidiaries considered as a whole.

                (d) The financial statements, together with the related notes and schedules, set forth in the Prospectus and elsewhere in the Registration Statement fairly present, on the basis stated in the Registration Statement, the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be set forth in the Prospectus. The selected financial and statistical data set forth in the Prospectus under the caption "Selected Consolidated Financial Data," in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 fairly present, on the basis stated in the Registration Statement and such Annual Report and Quarterly Report, the information set forth therein.

                (e) KPMG Peat Marwick LLP, who have expressed their opinion on the audited financial statements and related schedules included in the Registration Statement and the Prospectus are independent public accountants as required by the Securities Act and the Rules and Regulations.

                (f) The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing as corporations under the laws of their respective jurisdictions of organization, with power and authority (corporate and other) to own or lease their properties and to conduct their businesses as described in the Prospectus. The Company is, and each of its subsidiaries is, in possession of and operating in compliance with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of its business, all of which are valid and in full force and effect; and the Company is, and each of such subsidiaries is, duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions where its ownership or leasing of properties or the conduct of its business requires such qualification where the failure to so qualify would have a material adverse effect on the Company or such subsidiary or constitute a waiver of material rights of the Company or such subsidiary. The Company has, and each of its subsidiaries has, all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public regulatory or governmental agencies and bodies to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus, and no such consent, approval, authorization, order, registration, qualification, license or permit contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus. The Company owns all of the issued and outstanding capital stock of Strong International Inc., Flavor Crisp of America Inc., Ballantyne Fabricators, Inc. and Xenotech Rental Corp., and does not own or control, directly or indirectly, any other corporations, partnerships, limited liability companies, associations or other entities.

                (g) The Company's authorized and outstanding capital stock (including the Stock) is on the date hereof, and, other than with respect to exercises of currently outstanding options under the Company's stock option plans and the purchase of Common Stock under the Company's stock purchase plan, will be on the Closing Dates, as set forth under the heading "Capitalization" in the Prospectus; the outstanding shares of common stock of the Company (including the Stock) conform to the description thereof in the Prospectus, have been duly authorized and validly issued and are fully paid and nonassessable, are duly listed on the American Stock Exchange and have been issued in compliance with all federal and state securities laws and were not issued in violation of or subject to any preemptive rights or similar rights to subscribe for or purchase securities. Except as disclosed in and or contemplated by the Prospectus and the financial statements of the Company and related notes thereto included in the Prospectus, the Company does not have outstanding any options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations, except for options granted subsequent to the date of information provided in the Prospectus pursuant to the Company's employee and non-employee director stock option and employee stock purchase plans as disclosed in the Prospectus. The description of the Company's stock option, stock purchase and other stock plans or arrangements, and the options or other rights granted or exercised thereunder, as set forth in the Prospectus, accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. All outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, and are fully paid and nonassessable and are owned directly by the Company or by another wholly owned subsidiary of the Company free and clear of any liens, encumbrances, equities or claims.

                (h) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or affiliates is a party or of which any property of the Company or any subsidiary or affiliate is subject, which, if determined adversely to the Company or any such subsidiary or affiliate, might individually or in the aggregate (i) prevent or adversely affect the transactions contemplated by this Agreement, (ii) suspend the effectiveness of the Registration Statement, (iii) prevent or suspend the use of the Preeffective Prospectus in any jurisdiction or (iv) result in a material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole; and to the best of the Company's knowledge no such proceedings are threatened or contemplated against the Company or any subsidiary or affiliate by governmental authorities or others. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body or other governmental agency or body. The description of the Company's litigation under the heading "Legal Proceedings" in the Prospectus is true, complete and correct and complies with the Rules and Regulations.

                (i) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of or constitute a default under any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it, any of its subsidiaries or any of its or their properties is or may be bound, the Certificate or Articles of Incorporation, By-laws or other organizational documents of the Company or any of its subsidiaries, or any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or will result in the creation of a lien.

                (j) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or under the Securities Act or the securities or "Blue Sky" laws of any jurisdiction in connection with the purchase and distribution of the Stock by the Underwriters.

                (k) The Company has the full corporate power and authority to enter into this Agreement and to perform its obligations hereunder, and this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that rights to indemnity and contribution hereunder may be limited by federal or state securities laws or the public policy underlying such laws.

                (l) The Company and its subsidiaries are in all material respects in compliance with, and conduct their businesses in conformity with, all applicable federal, state, local and foreign laws, rules and regulations of any court or governmental agency or body; to the knowledge of the Company, otherwise than as set forth in the Registration Statement and the Prospectus, no prospective change in any of such federal or state laws, rules or regulations has been adopted which, when made effective, would have a material adverse effect on the operations of the Company and its subsidiaries. In the ordinary course of business, employees of the Company conduct periodic reviews of the effect of Environmental Laws (as defined below) on the business operations and properties of the Company and its subsidiaries, in the ordinary course of which they seek to identify and evaluate associated costs and liabilities. Except as disclosed in the Registration Statement, the Company and its subsidiaries are in compliance with all applicable existing federal, state, local and foreign laws and regulations relating to the protection of human health or the environment or imposing liability or requiring standards of conduct concerning any Hazardous Materials ("Environmental Laws"), except for such instances of noncompliance which, either singly or in the aggregate, would not have a material adverse effect. The term "Hazardous Material" means (i) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum or petroleum product, (iv) any polychlorinated biphenyl and (v) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

                (m) The Company and its subsidiaries have filed all necessary federal, state, local and foreign income, payroll, franchise and other tax returns and have paid all taxes shown as due thereon or with respect to any of their properties, and there is no tax deficiency that has been, or to the knowledge of the Company is likely to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that would adversely affect the financial position, business or operations of the Company and its subsidiaries.

                (n) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the Prospectus, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company.

                (o) Neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

                (p) The Company has provided you with all financial statements since December 31, 1991 to the date hereof that are available to the officers of the Company, including financial statements for the three months ended March 31, 1997 and the months of April and May 1997.

                (q) The Company and its subsidiaries own or possess rights to use all patents, trademarks (including "Strong," "Simplex," "Century," "Optimax," "Ballantyne," "Super Trouper," "Gladiator," "Roadie," "Flavor Crisp," "Flavor Pit," "Britelights," "Xenotech" and "ISCO-Optic"), trademark registrations, service marks, service mark registrations, tradenames, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and its subsidiaries with respect to the foregoing. The Company's business as now conducted and as proposed to be conducted does not and will not infringe or conflict with in any material respect patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses or other intellectual property or franchise rights of any person. No claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, tradename, copyright, trade secret, license or other intellectual property right or franchise right of any person.

                (r) The Company and its subsidiaries have performed all material obligations required to be performed by them under all contracts required by Item 601(b)(10) of Regulation S-K under the Securities Act to be filed as exhibits to the Registration Statement, and neither the Company nor any of its subsidiaries nor any other party to such contract is in default under or in breach of any such obligations. Neither the Company nor any of its subsidiaries has received any notice of such default or breach.

                (s) The Company is not involved in any labor dispute nor is any such dispute threatened. The Company is not aware that (A) any executive, key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary or (B) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company and its subsidiaries. Neither the Company nor any subsidiary has or expects to have any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any subsidiary makes or ever has made a contribution and in which any employee of the Company or any subsidiary is or has ever been a participant. With respect to such plans, the Company and each subsidiary are in compliance in all material respects with all applicable provisions of ERISA.

                (t)  The Company has obtained the written agreement described in
     Section 9(k) of this Agreement from each of its officers, directors and holders of Common Stock or options to purchase Common Stock listed on Schedule C hereto.

                (u) The Company and its subsidiaries have, and the Company and its subsidiaries as of the Closing Dates will have, good and marketable title in fee simple to all real property and good and marketable title to all personal property owned or proposed to be owned by them which is material to the business of the Company or of its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as would not have a material adverse effect on the Company and its subsidiaries considered as a whole; and any real property and buildings held under lease by the Company and its subsidiaries or proposed to be held after giving effect to the transactions described in the Prospectus are, or will be as of the Closing Dates, held by them under valid, subsisting and enforceable leases with such exceptions as would not have a material adverse effect on the Company and its subsidiaries considered as a whole, in each case except as described in or contemplated by the Prospectus.

                (v) Except to the extent the Company and its affiliates are self-insured as described in the Prospectus, the Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus; and neither the Company nor any subsidiary of the Company has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries considered as a whole, except as described in or contemplated by the Prospectus.

                (w) Other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

                (x)  The Company has complied with all provisions of Section
     517.075 Florida Statutes (Chapter 92-198; Laws of Florida).

                (y) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
     (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                (z) Neither the Company nor any of its subsidiaries nor any employee or agent of the Company or any of its subsidiaries has made any payment of funds of the Company or any of its subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                (aa) Neither the Company nor any of its subsidiaries is an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                (bb) To the best of the Company's knowledge, the Company and each of its subsidiaries has paid all tariff, custom, import, export and other duties required to be paid by it (if any) in connection with the exportation of products from the country of manufacture, the importation of products into the United States, the exportation of products from the United States and the importation of products into another country and has provided all appropriate authorities with the requisite information, all of which, to the best of the Company's knowledge, is true and correct, necessary for the proper determination of the foregoing.

                (cc) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company as to the matters covered thereby.

                (dd) The Company and Canrad Inc. have entered into an amendment to the management agreement between them, which amendment is valid and in full force and effect and which reduces the monthly management fee payable thereunder, effective July 1, 1997, from $25,000 to $12,500.

3.  Representations and Warranties and Agreements of the Selling Shareholders
    -------------------------------------------------------------------------
and Certain of Their Affiliates.  Each Selling Shareholder represents and
-------------------------------
warrants to, and agrees with, the several Underwriters that such Selling Shareholder (and, in the case of Canrad Delaware and ARC, for the purposes of making the representations, warranties and agreements set forth in Sections 3(c), 3(f) and 3(g) below, each of Canrad Delaware and ARC represents and warrants to, and agrees with the several Underwriters that, each of Canrad Delaware and ARC):

                (a) Now has (except, in the case of ARC Ice, as provided in the last sentence of this Section 3(a)), and on the Closing Dates (as hereinafter defined) will have, valid and marketable title to the Stock to be sold by such Selling Shareholder, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer, and has full right, power and authority to enter into this Agreement, the Power of Attorney (as hereinafter defined) and the Custody Agreement (as hereinafter defined), and, to the extent such Selling Shareholder is a corporation, has been duly organized and is validly existing and in good standing as a corporation under the laws of its jurisdiction of organization. It is understood that the Stock to be sold by ARC Ice is subject to a security interest granted to BNY Financial Corporation and BNY Financial Corporation-Canada (together, "BNY") pursuant to the

     Revolving Credit and Security Agreement, dated as of May 12, 1997, among ARC, certain of its affiliates and BNY that will be released on or prior to the First Closing Date, in the case of the Firm Stock, and on or prior to the Option Closing Date, in the case of the Optional Stock. It is further understood that the Stock being sold by the Selling Shareholders, other than ARC Ice and Arnmart Investments Limited, is being issued by the Company to such Selling Stockholders pursuant to the exercise, concurrently with the execution of this Agreement, of outstanding stock options and a warrant.

                (b) Now has (except, in the case of ARC Ice, as provided in the last sentence of Section 3(a) above), and on each of the Closing Dates will have, upon delivery of and payment for each share of Stock hereunder, full right, power and authority, and any approval required by law to sell, transfer, assign and deliver the Stock being sold by such Selling Shareholder hereunder, and each of the several Underwriters will acquire valid and marketable title to all of the Stock being sold to the Underwriters by such Selling Shareholder, free and clear of any liens, encumbrances, equities claims, restrictions on transfer or other defects whatsoever.

                (c) For a period of 90 days after the date of this Agreement, without the consent of Cowen, such Selling Shareholder (and Canrad Delaware and ARC, as applicable) will not offer to sell, sell, contract to sell or otherwise dispose of any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock, including, without limitation, shares of Common Stock which may be deemed to be beneficially owned by such Selling Shareholder (or Canrad Delaware or ARC, as applicable) in accordance with the Rules and Regulations, except for the Stock being sold hereunder (except as may be specifically contemplated in any lock-up agreement entered into in connection with the offering contemplated by this Agreement for the benefit of the Underwriters).

                (d) Has duly executed and delivered a power of attorney, in substantially the form heretofore delivered by the Representatives (the "Power of Attorney"), appointing Arnold S. Tenney and Daniel A. Etna, and each of them, as attorney-in-fact (the "Attorneys-in-fact") with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to authorize the delivery of the shares of Stock to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement.

                (e) Has duly executed and delivered a custody agreement, in substantially the form heretofore delivered by the Representatives (the "Custody Agreement"), with Gordon Altman Butowsky Weitzen Shalov & Wein as custodian (the "Custodian"), pursuant to which certificates in negotiable form for the shares of Stock to be sold by such Selling Shareholder hereunder have been placed in custody for delivery under this Agreement.

                (f) Has, by execution and delivery of each of this Agreement, the Power of Attorney and the Custody Agreement, as applicable, created valid and binding obligations of such Selling Shareholder (or Canrad Delaware and ARC, as applicable), enforceable against such Selling Shareholder (or Canrad Delaware and ARC, as applicable) in accordance with its terms, except to the extent that rights to indemnity hereunder may be limited by federal or state securities laws or the public policy underlying such laws.

                (g) The performance of this Agreement, the Custody Agreement and the Power of Attorney, as applicable, and the consummation of the transactions contemplated hereby and thereby will not result in a breach or violation by such Selling Shareholder of any of the terms or provisions of, or constitute a default by such Selling Shareholder (or Canrad Delaware or ARC, as applicable) under, any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which such Selling Shareholder (or Canrad Delaware or ARC, as applicable) is a party or by which such Selling Shareholder (or Canrad Delaware or ARC, as applicable) or any of its properties is bound, or any judgment of any court or governmental agency or body applicable to such Selling Shareholder or any of its properties, or to such Selling Shareholder's knowledge (or the knowledge of Canrad Delaware or ARC, as applicable), any statute, decree, order, rule or regulation of any court or governmental agency or body applicable to such Selling Shareholder (or Canrad Delaware or ARC, as applicable) or any of its properties.

Each Selling Shareholder agrees that the shares of Stock represented by the certificates held in custody under the Custody Agreement are for the benefit of and coupled with and subject to the interests of the Underwriters, the other Selling Shareholders and the Company hereunder, and that the arrangement for such custody and the appointment of the Attorneys-in-fact are irrevocable; that the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death or incapacity, liquidation or distribution of such

Selling Shareholder, or any other event, that if such Selling Shareholder should die or become incapacitated or is liquidated or dissolved or any other event occurs, before the delivery of the Stock hereunder, certificates for the Stock to be sold by such Selling Shareholder shall be delivered on behalf of such Selling Shareholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, and action taken by the Attorneys-in-fact or each of them under the Power of Attorney shall be as valid as if such death, incapacity, liquidation or dissolution or other event had not occurred, whether or not the Custodian, the Attorneys-in-fact or any of them shall have notice of such death, incapacity, liquidation or dissolution or other event.

4.  Purchase by, and Sale and Delivery to, Underwriters--Closing Dates.  The
    ------------------------------------------------------------------
Selling Shareholders agree to sell to the Underwriters the Firm Stock, and on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase the Firm Stock from the Selling Shareholders, the number of shares of Firm Stock to be purchased by each Underwriter being set opposite its name in Schedule A, subject to adjustment in accordance with Section 13 hereof. The number of shares of Stock to be purchased by each Underwriter from each Selling Shareholder hereunder shall bear the same proportion to the total number of shares of Stock to be purchased by such Underwriter hereunder as the number of shares of Stock being sold by each Selling Shareholder bears to the total number of shares of Stock being sold by all Selling Shareholders, subject to adjustment by the Representatives to eliminate fractions.

          The purchase price per share to be paid by the Underwriters to the Selling Shareholders will be $_____ per share (the "Purchase Price").

          The Selling Shareholders will deliver the Firm Stock to the Representatives for the respective accounts of the several Underwriters in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Custodian given at or prior to 12:00 Noon, New York Time, on the second full business day preceding the First Closing Date (as defined below) or, if no such direction is received, in the names of the respective Underwriters or in such other names as Cowen may designate (solely for the purpose of administrative convenience) and in such denominations as Cowen may determine, against payment of the aggregate Purchase Price therefor by certified or official bank checks in Clearing House funds (next day funds), payable to the order of (i) ARC Ice, in the case of Stock sold by it; (ii) Merita Bank Ltd, in the case of Stock sold by it and (iii) the Company, in the case of Stock sold by the other Selling Shareholders, all at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022. The time and date of the delivery and closing shall be at 10:00 a.m., New York Time, on July __, 1997, in accordance with Rule 15c6-1 under the Exchange Act. The time and date of such payment and delivery are herein referred to as the "First Closing Date." The First Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement between the Company and Cowen. The First Closing Date may be postponed pursuant to the provisions of Section 13. Delivery of the Firm Stock may be effected through the facilities of the Depository Trust Company ("DTC"), if requested by the Representatives.

          The Selling Shareholders shall make the certificates for the Stock available to the Representatives for examination on behalf of the Underwriters not later than 10:00 a.m., New York Time, on the business day preceding the First Closing Date at the offices of Cowen & Company, Financial Square, New York, New York 10005.

          It is understood that Cowen or Prudential, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Selling Shareholders on behalf of any Underwriter or Underwriters, for the Stock to be purchased by such Underwriter or Underwriters. Any such payment by Cowen or Prudential shall not relieve such Underwriter or Underwriters from any of its or their other obligations hereunder.

          The several Underwriters agree to make an initial public offering of the Firm Stock at the initial public offering price set forth in the Prospectus as soon after the effectiveness of the Registration Statement as in their judgment is advisable. The Representatives shall promptly advise the Company and the Selling Shareholders of the making of the initial public offering.

          For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, ARC Ice hereby grants to the Underwriters an option to purchase, severally and not jointly, up to the aggregate number of shares of Optional Stock. The price per share to be paid for the Optional Stock shall be the Purchase Price. The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, not more than thirty (30) days subsequent to the effective date of this Agreement. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by the Underwriters to ARC Ice.

          The option granted hereby may be exercised by the Underwriters by giving written notice from Cowen to ARC Ice and the Custodian setting forth the number of shares of the Optional Stock to be purchased by them and the date and time for delivery of and payment for the Optional Stock. Each date and time for delivery of and payment for the Optional Stock (which may be the First Closing

Date, but not earlier) is herein called the "Option Closing Date" and shall in no event be earlier than two (2) business days nor later than ten (10) business days after written notice is given. (The Option Closing Date and the First Closing Date are herein called the "Closing Dates.") Optional Stock shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter's name in Schedule A hereto bears to the total number of shares of Firm Stock (subject to adjustment by the Underwriters to eliminate odd lots). Upon exercise of the option by the Underwriters, ARC Ice agrees to sell to the Underwriters the number of shares of Optional Stock set forth in the written notice of exercise and the Underwriters agree, severally and not jointly and subject to the terms and conditions herein set forth, to purchase the number of such shares determined as aforesaid.

          ARC Ice will deliver the Optional Stock to the Underwriters in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to ARC Ice and the Custodian given at or prior to 12:00 Noon, New York Time, on the second full business day preceding the Option Closing Date or, if no such direction is received, in the names of the respective Underwriters or in such other names as Cowen may designate (solely for the purpose of administrative convenience) and in such denominations as Cowen may determine, against payment of the aggregate Purchase Price therefor by certified or official bank check or checks in Clearing House funds (next day funds), payable to the order of ARC Ice, all at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022. ARC Ice shall make the certificates for the Optional Stock available to the Underwriters for examination not later than 10:00 a.m., New York Time, on the business day preceding the Option Closing Date at the offices of Cowen & Company, Financial Square, New York, New York 10005. The Option Closing Date and the location of delivery of, and the form of payment for, the Option Stock may be varied by agreement between ARC Ice and Cowen. The Option Closing Date may be postponed pursuant to the provisions of Section 13. Delivery of the Optional Stock may be effected through the facilities of DTC, if requested by the Representatives

5.  Covenants and Agreements of the Company.  The Company covenants and agrees
    ---------------------------------------
with the several Underwriters that:

                (a) The Company will (i) if the Company and the Representatives have determined not to proceed pursuant to Rule 430A, use its best efforts to cause the Registration Statement to become effective, (ii) if the Company and the Representatives have determined to proceed pursuant to Rule 430A, use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and Rule 424 of the Rules and Regulations and (iii) if the Company and the Representatives have determined to deliver Prospectuses pursuant to Rule 434 of the Rules and Regulations, to use its best efforts to comply with all the applicable provisions thereof. The Company will advise the Representatives promptly as to the time at which the Registration Statement becomes effective, will advise the Representatives promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued. The Company will advise the Representatives promptly of the receipt of any comments of the Commission or any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information and will not at any time file any amendment to the Registration Statement or supplement to the Prospectus which shall not previously have been submitted to the Representatives a reasonable time prior to the proposed filing thereof or to which the Representatives shall reasonably object in writing or which is not in compliance with the Securities Act and the Rules and Regulations.

                (b) The Company will prepare and file with the Commission, promptly upon the request of the Representatives, any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may be necessary to enable the several Underwriters to continue the distribution of the Stock and will use its best efforts to cause the same to become effective as promptly as possible. The Company will promptly file all reports and any definitive proxy or information statements required to be filed with the Commission pursuant to
     Section 13, 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock.

                (c) If, at any time after the effective date of the Registration Statement when a prospectus relating to the Stock is required to be delivered under the Securities Act, any event relating to or affecting the Company or any of its subsidiaries occurs as a result of which the Prospectus or any other prospectus as then in effect would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will promptly notify the Representatives thereof and will prepare an amended or supplemented prospectus or make on appropriate filing pursuant to Section 13 or 14 of the Exchange Act which will correct such statement or omission; and in case any Underwriter is required to deliver a prospectus relating to the Stock nine (9) months or more after the effective date of the Registration Statement, the Company upon the request of the Representatives and at the expense of such Underwriter will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

                (d) The Company will deliver to the Representatives, at or before the Closing Dates, signed copies of the Registration Statement, as originally filed with the Commission, and all amendments thereto and all documents theretofore incorporated by reference therein, including all financial statements and exhibits thereto and will deliver to the Representatives such number of copies of the Registration Statement, including such financial statements and all documents theretofore incorporated by reference therein but without exhibits, and all amendments thereto, as the Representatives may reasonably request. The Company will deliver or mail to or upon the order of the Representatives, from time to time until the effective date of the Registration Statement, as many copies of the Preeffective Prospectus as the Representatives may reasonably request. The Company will deliver or mail to or upon the order of the Representatives on the date of the initial public offering of the Stock, and thereafter from time to time during the period when delivery of a prospectus relating to the Stock is required under the Securities Act, as many copies of the Prospectus, in final form or as thereafter amended or supplemented as the Representatives may reasonably request; provided, however, that the expense of the preparation and delivery of any prospectus required for use nine (9) months or more after the effective date of the Registration Statement shall be borne by the Underwriters required to deliver such prospectus.

                (e) The Company will make generally available to its shareholders as soon as practicable, but not later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement which will be in reasonable detail (but which need not be audited) and which will comply with Section 11(a) of the Securities Act, covering a period of at least twelve (12) months beginning after the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement.

                (f) The Company will cooperate with the Representatives to enable the Stock to be registered or qualified for offering and sale by the Underwriters and by dealers under the securities laws of such jurisdictions as the Representatives may designate and at the request of the Representatives will make such applications and furnish such consents to service of process or other documents as may be required of it as the issuer of the Stock for that purpose; provided, however, that the Company shall not be required to qualify to do business or to file a general consent (other than that arising out of the offering or sale of the Stock) to service of process in any such jurisdiction where it is not now so subject. The Company will, from time to time, prepare and file such statements and reports as are or may be required of it as the issuer of the Stock to continue such qualifications in effect for so long a period as the Representatives may reasonably request for the distribution of the Stock. The Company will advise the Representatives promptly after the Company becomes aware of the suspension of the qualifications or registration of (or any such exception relating to) the Common Stock of the Company for offering, sale or trading in any jurisdiction or of any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any orders suspending such qualifications, registration or exception, the Company will, with the cooperation of the Representatives use its best efforts to obtain the withdrawal thereof.

                (g) The Company will furnish to its shareholders annual reports containing financial statements certified by independent public accountants and with quarterly summary financial information in reasonable detail which may be unaudited. During the period of five (5) years from the date hereof, the Company will deliver to the Representatives and, upon request, to each of the other Underwriters, as soon as they are available, copies of each Annual Report of the Company (containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants) and each other report or communication furnished by the Company to its shareholders and will deliver to the Representatives, (i) as soon as they are available, copies of any other reports (financial or other) which the Company shall publish or otherwise make available to any of its shareholders as such, (ii) as soon as they are available, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report or financial statements furnished to or filed with the Commission, the NASD or securities exchange and (iii) from time to time such other information concerning the Company as you may reasonably request. So long as the Company has active subsidiaries, such financial statements will be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally. Separate financial statements shall be furnished for all subsidiaries whose accounts are not consolidated but which at the time are significant subsidiaries as defined in the Rules and Regulations.

                (h) The Company will use its best efforts to list the Stock, subject to official notice of issuance, on the American Stock Exchange concurrently with the effectiveness of the Registration Statement.

                (i) The Company will maintain a transfer agent and registrar for its Common Stock.

                (j) The Company will not offer, sell, assign, transfer, encumber, contract to sell, grant an option to purchase or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, Common Stock of the Company which may be deemed to be beneficially owned by the undersigned in accordance with the Rules and Regulations) during the ninety (90) days following the date on which the price of the Common Stock to be purchased by the Underwriters is set, other than (i) the Company's issuance of Common Stock upon the exercise of warrants and stock options which are presently outstanding and described in the Prospectus and (ii) the Company's issuance of Common Stock pursuant to its stock purchase plan as described in the Prospectus.

                (k) The Company will supply you with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act.

                (l) Prior to the Closing Dates, the Company will furnish to you, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

                (m) Prior to the Closing Dates, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company or any of its subsidiaries, the financial condition, results of operation, business, prospects, assets or liabilities of any of them, or the offering of the Stock, without your prior written consent. For a period of twelve (12) months following the First Closing Date, the Company will use its best efforts to provide to you copies of each press release or other public communications with respect to the financial condition, results of operations, business, prospects, assets or liabilities of the Company reasonably promptly after the public issuance thereof.

6.  Payment of Expenses.  (a) ARC Ice will pay (directly or by reimbursement)
    -------------------
(and ARC will cause ARC Ice to pay), for itself or on behalf of the Company or the other Selling Shareholders, all costs, fees and expenses incurred in connection with expenses incident to the performance of the obligations of the Company, ARC, Canrad Delaware and the Selling Shareholders under this Agreement and in connection with the transactions contemplated hereby, including but not limited to (i) all expenses and taxes incident to the issuance, sale and delivery of the Stock to the Representatives and the Underwriters; (ii) all expenses incident to the registration of the Stock under the Securities Act;
(iii) the costs of preparing stock certificates (including printing and engraving costs); (iv) all fees and expenses of the registrar and transfer agent of the Stock, and the Custodian and the Attorneys-in-fact; (v) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Stock to the Underwriters; (vi) fees and expenses of the Company's counsel and the Company's independent accountants; (vii) all costs and expenses incurred in connection with the preparation, printing filing, shipping and distribution of the Registration Statement, each Preeffective Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, the Selling Shareholders' Powers of Attorney, the Custody Agreement, the "Agreement Among Underwriters" between the Representatives and the Underwriters, the Master Selected Dealers' Agreement, the Underwriters' Questionnaire and the Blue Sky memoranda and this Agreement;
(viii) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with exemptions from the qualifying or registering (or obtaining qualification or registration of) all or any part of the Stock for offer and sale and determination of its eligibility for investment under the Blue Sky or other securities laws of such jurisdictions as the Representatives may designate; (ix) all fees and expenses paid or incurred in connection with filings made with the NASD; and (x) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section.

                (b) Each Selling Shareholder will pay (directly or by reimbursement) all fees and expenses incident to the performance of such Selling Shareholder's obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to any fees or expenses of counsel for such Selling Shareholder.

                (c) In addition to their other obligations under Sections 7(a) hereof, ARC, ARC Ice, Canrad Delaware, Arnmart Investments Limited ("Arnmart"), Arnold S. Tenney ("Tenney") and Jeffrey D. Chelin ("Chelin") (individually, an "ARC Party," and collectively, the "ARC Parties") and the Company, jointly and severally, agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon (i) any statement or omission or any alleged statement or omission or (ii) any breach or inaccuracy in the representations and warranties of the Company and the Selling Shareholders, they will reimburse each Underwriter on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's and each ARC Party's obligation to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the Company and each ARC Party, as the case may be, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Citibank, N.A., New York, New York (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter in a timely manner as provided below shall bear interest at the Prime Rate from the due date for such reimbursement. This expense reimbursement agreement will be in addition to any other liability which the Company and the ARC Parties may otherwise have. The request for reimbursement will be sent to the Company and ARC, as representative of all the ARC Parties. In the event the Company fails to make such reimbursement payment within thirty (30) days of the reimbursement request, the Representatives shall notify the ARC Parties of their obligation to make such reimbursement payments within fifteen (15) days; provided, however, that each ARC Party shall be required to advance at such time only its pro rata portion of the reimbursement payment. To the extent any ARC Party fails to pay its pro rata portion in timely response to the Underwriters' request, the other ARC Parties shall be jointly and severally liable for such reimbursement payment and each shall render such payment to the Representatives within fifteen (15) days of written demand therefor by the Representatives. Notwithstanding the foregoing, the liability of Tenney, Arnmart and Chelin under this Section 6(c) and Section 7(a) shall not exceed an amount equal to the net proceeds (before deducting offering expenses) received by them from the sale of Stock in the offering.

                (d) In addition to its other obligations under Section 7(b) hereof, each Underwriter severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in Section 7(b) hereof which relates to information furnished to the Company pursuant to
     Section 7(b) hereof, it will reimburse the Company Indemnified Parties (as defined herein) and the ARC Indemnified Parties (as defined herein) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company Indemnified Parties and the ARC Indemnified Parties for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company Indemnified Parties and the ARC Indemnified Parties shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made within thirty
     (30) days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

                (e) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in paragraph
     (c) and/or (d) of this Section 6, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in paragraph (c) and/or (d) of this
     Section 6 and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses created by the provisions of Section 7.

7.  Indemnification and Contribution.  (a)  The Company and each ARC Party,
    --------------------------------
jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Securities Act and the respective officers, directors, partners, employees, representatives and agents of each such Underwriter (collectively, the "Underwriter Indemnified Parties" and, each, an "Underwriter Indemnified Party"), against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and, subject to the provisions of this
Section 7(a), counsel fees incurred in connection therewith), joint or several, which may be based upon the Securities Act, the Exchange Act or any other federal, state, local or foreign statute or regulation, or at common law, on the ground or alleged ground that any Preeffective Prospectus, the Registration Statement or the Prospectus (or any Preeffective Prospectus, the Registration Statement or the Prospectus as from time to time amended or supplemented) includes or allegedly includes an untrue statement of a material fact or omits or allegedly omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof; provided, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preeffective Prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter Indemnified Party from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the shares of Stock concerned to the extent that any such loss, claim, damage, liability or expense of such Underwriter Indemnified Party results from the fact that a copy of the Prospectus, excluding documents incorporated by reference therein, was not sent or given to such person at or prior to the written confirmation of the sale of such shares of Stock to such person as required by the Securities Act and if the untrue statement or omission concerned has been corrected in the Prospectus, unless such failure to deliver was the result of the breach by the Company of Sections 5(c) or 5(d) hereof. The Company and the ARC Parties will be entitled to participate at their own expense in the defense or, if they so elect, to assume the defense of any suit brought to enforce any such liability, but, if the Company and the ARC Parties elect to assume the defense, such defense shall be conducted by counsel chosen by them. In the event the Company or any ARC Party elects to assume the defense of any such suit and retain such counsel, any Underwriter Indemnified Parties, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless
(i) the Company or such ARC Party shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include any such Underwriter Indemnified Parties and the Company or any of the ARC Parties, and such Underwriter Indemnified Parties have been advised by counsel to the Underwriters that one or more legal defenses at law or in equity may be available to it or them which may not be available to the Company or such ARC Party, in which case the Company or such ARC Party shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. This indemnity agreement is not exclusive and will be in addition to any liability which the Company or any ARC Party might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party. The liability of Tenney, Arnmart and Chelin under this Section 7(a) and
Section 6(c) shall not exceed the net proceeds (before deducting offering expenses) received by them and their affiliates from the sale of Stock in the offering. The Company and the ARC Parties may agree, as among themselves and without limiting the rights of the Underwriters or the obligations of the Company and the ARC parties under this agreement, as to their respective amounts of such liability for which they each shall be responsible.

                (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its officers, directors and employees and each person, if any, who controls the Company within the meaning of the Securities Act (collectively, the "Company Indemnified Parties") and each ARC Party, the respective officers, directors and employees of each ARC Party, and each person, if any, who controls an ARC Party within the meaning of the Securities Act (collectively, the "ARC Indemnified Parties") against any losses, claims, damages, liabilities or expenses (including, unless the Underwriter or Underwriters elect to assume the defense, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which arise out of or are based in whole or in part upon the Securities Act, the Exchange Act or any other federal, state, local or foreign statute or regulation, or at common law, on the ground or alleged ground that any Preeffective Prospectus, the Registration Statement or the Prospectus (or any Preeffective Prospectus, the Registration Statement or the Prospectus, as from time to time amended and supplemented) includes or allegedly includes an untrue statement of a material fact or omits or allegedly omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by such Underwriter, directly or through the Representatives, specifically for use in the preparation thereof; provided, that in no case is such Underwriter to be liable with respect to any claims made against any Company Indemnified Party or ARC Indemnified Party against whom the action is brought unless such Company Indemnified Party or ARC Indemnified Party shall have notified such Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company Indemnified Party or ARC Indemnified Party, but failure to notify such Underwriter of such claim shall not relieve it from any liability which it may have to any Company Indemnified Party or ARC Indemnified Party otherwise than on account of its indemnity agreement contained in this paragraph. Such Underwriter shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that any Underwriter elects to assume the defense of any such suit and retain such counsel, the Company Indemnified Parties, ARC Indemnified Parties and any other Underwriter Indemnified Parties, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, respectively. The Underwriter against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of any such claim effected without such Underwriter's consent. This indemnity agreement is not exclusive and will be in addition to any liability which such Underwriter might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to any Company Indemnified Party or ARC Indemnified Party.

                (c) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the ARC Parties and the other Selling Shareholders, on the one hand, and the Underwriters, on the other, from the offering of the Stock. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the ARC Parties and other Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the ARC Parties and the other Selling Shareholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnifying parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending, settling or compromising any such claim. Notwithstanding the provisions of this subsection (c), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of the Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                (d) Each party indemnified under the provisions of Sections 7(a) or 7(b) agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceedings against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the "Notice") of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceedings to which the Notice would have related to the extent such indemnifying party was materially prejudiced by the failure to give the Notice, but the omission to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of its indemnity agreement contained in Sections 7(a) or 7(b).

            8. Survival of Indemnities, Representations, Warranties, etc. The
               ---------------------------------------------------------
respective indemnities, covenants, agreements, representations, warranties and other statements of the Company, the Selling Shareholders, Canrad Delaware, ARC and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Selling Shareholders, the Company or any of its officers or directors or any controlling person, and shall survive delivery of and payment for the Stock.

            9. Conditions of Underwriters' Obligations. The respective
               ---------------------------------------
obligations of the several Underwriters hereunder shall be subject to the accuracy, at and (except as otherwise stated herein) as of the date hereof and at and as of the Closing Dates, of the representations and warranties made herein by the Company, Canrad Delaware, ARC and the Selling Shareholders, to compliance at and as of the Closing Dates by the Company and the Selling Shareholders with their covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the Closing Dates, and to the following additional conditions:

                      (a) The Registration Statement shall have become effective and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or the Representatives, shall be threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives. Any filings of the Prospectus, or any supplement thereto, required pursuant to Rule 424(b) or Rule 434 of the Rules and Regulations, shall have been made in the manner and within the time period required by Rule 424(b) and Rule 434 of the Rules and Regulations, as the case may be.

                      (b) The Representatives shall have been satisfied that
            there shall not have occurred any change prior to the Closing Dates in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole, or any change in the capital stock, short-term or long-term debt of the Company and its subsidiaries considered as a whole, such that (i) the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact which, in the opinion of the Representatives, is material, or omits to state a fact which, in the opinion of the Representatives, is required to be stated therein or is necessary to make the statements therein not misleading, or (ii) it is impracticable in the reasonable judgment of the Representatives to proceed with the public offering or purchase the Stock as contemplated hereby.

                      (c) The Representatives shall be satisfied that no legal
            or governmental action, suit or proceeding affecting the Company which is material and adverse to the Company or which affects or may affect the Company's or the Selling Shareholders' ability to perform their respective obligations under this Agreement shall have been instituted or threatened and there shall have occurred no material and adverse development in any existing such action, suit or proceeding.

                      (d) At the time of execution of this Agreement, the
            Representatives shall have received from KPMG Peat Marwick LLP, independent certified public accountants, a letter, dated the date hereof, in form and substance satisfactory to the Underwriters.

                      (e) The Representatives shall have received from KPMG Peat
            Marwick LLP, independent certified public accountants, letters, dated the Closing Dates, to the effect that such accountants reaffirm, as of the Closing Dates, and as though made on the Closing Dates, the statements made in the letter furnished by such accountants pursuant to paragraph (d) of this Section 9.

                      (f) The Representatives shall have received opinions,
            dated the Closing Dates, which shall be in forms satisfactory to counsel for the Underwriters, from (i) Gordon Altman Butowsky Weitzen Shalov & Wein, counsel for the Company, the Selling Shareholders and the other ARC Parties, to the effect set forth in
            Exhibit I hereto, and (ii) Foley and Lardner, special intellectual property counsel for the Company, to the effect set forth in Exhibit II hereto.

                      (g) The Representatives shall have received from Willkie
            Farr & Gallagher, counsel for the Underwriters, their opinion or opinions dated the Closing Dates with respect to the incorporation of the Company, the validity of the Stock, the Registration Statement and the Prospectus and such other related matters as it may reasonably request, and the Company, the Selling Shareholders, Canrad Delaware and ARC shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

                      (h) The Representatives shall have received a certificate, dated the Closing Dates, of the chief executive officer or the President and the chief financial or accounting officer of the Company to the effect that:

                              (i) No stop order suspending the effectiveness of
                  the Registration Statement has been issued, and, to the best of the knowledge of the signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act;

                              (ii) Neither any Preeffective Prospectus, as of
                  its date, nor the Registration

                  Statement nor the Prospectus, nor any amendment or supplement thereto, as of the time when the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                              (iii) Subsequent to the respective dates as of
                  which information is given in the Registration Statement and the Prospectus, and except as set forth or contemplated in the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole, or, except for the exercise of outstanding options or warrants described in the Prospectus in accordance with past practice, any change in the capital stock, short-term or long-term debt of the Company and its subsidiaries considered as a whole;

                              (iv) The representations and warranties of the
                  Company in this Agreement are true and correct at and as of the Closing Dates, and the Company has complied with all the agreements and performed or satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Dates; and

                              (v) Since the respective dates as of which
                  information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, (i) there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), properties, business, management, prospects, net worth or results of operations of the Company and its subsidiaries considered as a whole; (ii) the business and operations conducted by the Company and its subsidiaries have not sustained a loss by strike, fire, flood, accident or other calamity (whether or not insured) of such a character as to interfere materially with the conduct of the business and operations of the Company and its subsidiaries considered as a whole; (iii) no legal or governmental action, suit or proceeding is pending or threatened against the Company which is material to the Company, whether or not arising from transactions in the ordinary course of business, or which may materially and adversely affect the transactions contemplated by this Agreement; and (iv) the Company has not declared or paid any dividend, or made any other distribution, upon its outstanding capital stock payable to stockholders of record on a date prior to the Closing Date.

                      (i) The Representatives shall have received a certificate
            or certificates, dated each of the Closing Dates, of each of the Selling Shareholders, Canrad Delaware and ARC to the effect that as of each of the Closing Dates, its representations and warranties in this Agreement are true and correct as if made on and as of each of the Closing Dates, and that it has performed all its obligations and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Dates.

                      (j) The Company and each of the Selling Shareholders,
            Canrad Delaware and ARC shall have furnished to the Representatives such additional certificates as the Representatives may have reasonably requested as to the accuracy, at and as of the Closing Dates, of the representations and warranties made herein by them and as to compliance at and as of the Closing Dates by them with their covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the Closing Dates, and as to satisfaction of the other conditions to the obligations of the Underwriters hereunder.

                      (k) Cowen shall have received the written agreements,
            substantially in the forms heretofore provided to the Company, of the officers, directors and holders of Common Stock or warrants or options to purchase Common Stock listed in Schedule C that each will not offer, sell, assign, transfer, encumber, contract to sell, grant an option to purchase or otherwise dispose of (except for certain exceptions provided therein upon the foreclosure of shares pledged to BNY as described in the Prospectus) any shares of Common Stock or warrants or options to purchase Common Stock (including, without limitation, Common Stock of the Company which may be deemed to be beneficially owned by the undersigned in accordance with the Rules and Regulations) during the ninety (90) days following the date of the final Prospectus except for the Stock being sold hereunder by the Selling Shareholders.

            The American Stock Exchange shall have approved the Stock for listing.

            All opinions, certificates, letters and other documents will be in compliance with the provisions hereunder only if they are reasonably satisfactory in form and substance to the Representatives. The Company will furnish to the Representatives conformed copies of such opinions, certificates, letters and other documents as the Representatives shall reasonably request. If any of the conditions hereinabove provided for in this Section shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Dates, but Cowen shall be entitled to waive any of such conditions.

            10. Effective Date. This Agreement shall become effective
                --------------
immediately as to Sections 6, 7, 8, 10, 11, 12, 14, 15, 16, 17, 18, 19 and 20
and, as to all other provisions, at 11:00 a.m. New York City time on the first full business day following the effectiveness of the Registration Statement or at such earlier time after the Registration Statement becomes effective as the Representatives may determine on and by notice to the Company or by release of any of the Stock for sale to the public. For the purposes of this Section 10, the Stock shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Stock or upon the release by you of telegrams (i) advising Underwriters that the shares of Stock are released for public offering or (ii) offering the Stock for sale to securities dealers, whichever may occur first.

            11. Termination. This Agreement (except for the provisions of
                -----------
Section 6) may be terminated by the Company at any time before it becomes effective in accordance with Section 10 by notice to the Representatives and may be terminated by the Representatives at any time before it becomes effective in accordance with Section 10 by notice to the Company. In the event of any termination of this Agreement under this or any other provision of this Agreement, there shall be no liability of any party to this Agreement to any other party, other than as provided in Sections 6, 7 and 12 and other than as provided in Section 13 as to the liability of defaulting Underwriters.

            This Agreement may be terminated after it becomes effective by the Representatives by notice to the Company (i) if at or prior to the First Closing Date or the Option Closing Date trading in securities on any of the New York Stock Exchange, American Stock Exchange, the NASDAQ National Market System, Chicago Board of Options Exchange, Chicago Mercantile Exchange or Chicago Board of Trade shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market, or a banking moratorium shall have been declared by New York or United States authorities; (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) if at or prior to the First Closing Date or the Option Closing Date there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power or of any other insurrection or armed conflict involving the United States or (B) any change in financial markets or any calamity or crisis which, in the reasonable judgment of the Representatives, makes it impractical or inadvisable to offer or sell the Firm Stock or Optional Stock, as applicable on the terms contemplated by the Prospectus; (iv) if there shall have been any development or prospective development involving particularly the business or properties or securities of the Company or any of its subsidiaries or the transactions contemplated by this Agreement, which, in the reasonable judgment of the Representatives, makes it impracticable or inadvisable to offer or deliver the Firm Stock or the Optional Stock, as applicable on the terms contemplated by the Prospectus; (v) if there shall be any litigation or proceeding, pending or threatened, which, in the reasonable judgment of the Representatives, makes it impracticable or inadvisable to offer or deliver the Firm Stock or Optional Stock, as applicable, on the terms contemplated by the Prospectus; or (vi) if there shall have occurred any of the events specified in the immediately preceding clauses (i) -
(v) together with any other such event that makes it, in the reasonable judgment of the Representatives, impractical or inadvisable to offer or deliver the Firm Stock or Optional Stock, as applicable on the terms contemplated by the Prospectus.

            12. Reimbursement of Underwriters. Notwithstanding any other
                -----------------------------
provisions hereof, if this Agreement shall not become effective by reason of any election of the Company pursuant to the first paragraph of Section 11 or shall be terminated by the Representatives under Section 9 or Section 11, ARC Ice and the Selling Shareholders will bear and pay the expenses specified in Section 6 hereof and, in addition to their obligations pursuant to Section 7 hereof, ARC Ice, Canrad Delaware and ARC, jointly and severally, will reimburse the reasonable out-of-pocket expenses of the several Underwriters (including reasonable fees and disbursements of counsel for the Underwriters) incurred in connection with this Agreement and the proposed purchase of the Stock, and promptly upon demand ARC Ice, Canrad Delaware and ARC, jointly and severally, will pay such amounts to you as Representatives.

            13. Substitution of Underwriters. If any Underwriter or Underwriters
                ----------------------------
shall default in its or their obligations to purchase shares of Stock hereunder and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares underwritten and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

            If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters as provided in this Section 13, (i) the Company and the Selling Shareholders shall have the right to postpone the Closing Dates for a period of not more than five (5) full business days in order that the Company and the Selling Shareholders may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company, the Selling Shareholders or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 13 shall be without liability on the part of any non-defaulting Underwriter, the Selling Shareholders or the Company, except for expenses to be paid or reimbursed pursuant to Section 6 and except for the provisions of Section 7.

            14. Notices. All communications hereunder shall be in writing and,
                -------
if sent to the Underwriters shall be mailed, delivered or telegraphed and confirmed to you, as their Representatives c/o Cowen & Company at Financial Square, New York, New York 10005, with a copy to counsel to Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022,
Attention: William N. Dye, except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address furnished by the Representatives, in each case, with a copy as provided above, or, if sent to the Company, any Selling Shareholder or any ARC Party, shall be mailed, delivered or telegraphed and confirmed c/o Ballantyne of Omaha, Inc., 4350 McKinley Street, Omaha, Nebraska 68112, Attention: Chief Executive Officer, with a copy to Gordon Altman Butowsky Weitzen Shalov & Wein, 114 West 47th Street, New York, New York 10036, Attention: Daniel A. Etna.

            15. Successors. This Agreement shall inure to the benefit of and be
                ----------
binding upon the several Underwriters, the Company, the Selling Shareholders, the ARC Parties and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company, the Selling Shareholders and the ARC Parties contained in this Agreement shall also be for the benefit of the Company Indemnified Parties, ARC Indemnified Parties and Underwriter Indemnified Parties.

            16. Applicable Law. This Agreement shall be governed by and
                --------------
construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws.

            17. Authority of the Representatives. In connection with this
                --------------------------------
Agreement, you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by Cowen, as Representative, will be binding on all the Underwriters; and any action taken under this Agreement by either of the Attorneys-in-fact will be binding on all the Selling Shareholders.

            18. Partial Unenforceability. The invalidity or unenforceability
                ------------------------
of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

            19. General. This Agreement constitutes the entire agreement of the
                -------
parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

            In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, the Selling Shareholders, the ARC Parties and the Representatives.

            20. Counterparts. This Agreement may be signed in two (2) or more
                ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            Any person executing and delivering this Agreement as Attorney-in-fact for a Selling Shareholder represents by so doing that he has been duly appointed as Attorney-in-fact by such Selling Shareholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-fact to take such action.

            If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among us.

                                       Very truly yours,

                                       BALLANTYNE OF OMAHA, INC.

                                       By:  ____________________________
                                             John P. Wilmers
                                             President and Chief
                                              Executive Officer

                                       ARC INTERNATIONAL CORPORATION

                                       By:  ____________________________
                                             Arnold S. Tenney
                                             Chairman

                                       CANRAD OF DELAWARE INC.

                                       By:  ____________________________
                                             Arnold S. Tenney
                                             Chairman

                                       SELLING SHAREHOLDERS LISTED IN
                                          SCHEDULE B

                                       By:  ____________________________
                                             Attorney-in-fact
                                             Acting on his own
                                             behalf and on behalf of the
                                             Selling Shareholders listed
                                             in Schedule B

Accepted and delivered in New York, New York as of the date first above written.

COWEN & COMPANY
PRUDENTIAL SECURITIES INCORPORATED

  Acting on their own behalf and as Representatives of several Underwriters referred to in the foregoing Agreement.

By:  Cowen Incorporated,
    its general partner

    By _________________________
       Jack P. Dunphy
       Managing Director

                                   SCHEDULE A

                                                                 Number of
                                               Number of         Shares of
                                               Shares of         Optional
                                              Firm Stock          Stock
                                                 To Be            To Be
                   Name                        Purchased         Purchased
                   ----                        ---------         ---------

Cowen & Company...........................
Prudential Securities

   Incorporated...........................


                                              ---------           -------
   Total..................................    2,224,860           333,729
                                              =========           =======

                                   SCHEDULE B

                                                                 Number of
                                               Number of         Shares of
                                               Shares of         Optional
                                              Firm Stock          Stock
                   Name                       To Be Sold        To Be Sold
                   ----                       ----------        ----------


ARC Ice Corp.............................     1,932,860           333,729
Merita Bank Ltd..........................       108,000                __
Arnold S. Tenney.........................        71,750                __
Arnmart Investments Limited..............        11,250                __
Geller & Friend Capital Partners, Inc. ..        46,714                __
Colin G. Campbell........................        12,000                __
Jeffrey D. Chelin........................        12,000                __
Marshall S. Geller.......................        12,000                __
Anthony Mazzarella.......................        10,000                __
Carl Frankson............................         3,503                __
Greg Presson.............................         3,503                __
Steve Weinress...........................         1,130                __
Kenneth Fader............................            75                __
Marge Goddard............................            75                __

   Total.................................     2,224,860           333,729
                                              =========           =======

                                   SCHEDULE C

ARC Ice Corp.
ARC International Corporation
ARC U.S.A. Corporation
Arnold S. Tenney
Arnmart Investments Limited
Ray F. Boegner

Canrad Inc.
Canrad of Delaware Inc.
Colin G. Campbell
Jeffrey D. Chelin
Brad J. French
Marshall S. Geller

Geller & Friend Capital Partners, Inc.
Jaffoni & Collins Incorporated
Anthony P. Mazzarella
Merita Bank Ltd
Yale Richards
John P. Wilmers